United States
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

December 31,  2010

ISECURETRAC CORP.
(Exact name of registrant as specified in its charter)

Delaware	0-26455
(State of Formation)	(Commission File Number)

87-0347787
(IRS Employer Identification Number)

5078 South 111th Street Omaha, NE	68137
(Address of principal executive offices)	(Zip Code)

(402) 537-0022
(Registrants’ telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e(c))

Item 1.01. Entry into a Material Definitive Agreement.
On December 31, 2010,  iSECUREtrac Corp. (the “Company”) entered into amendments of its loan agreements with Crestpark LP, Inc. (the “Lender”) as follows:

•
Revolving Credit Commitment of $1,468,788 originally entered into on November 10, 2008 as subsequently amended.  Maturity date of the Revolving Credit agreement was extended from January 1, 2012 to January 1, 2015.

•
Equipment Term Loan of $1,031,212 originally entered into on November 10, 2008 as subsequently amended.   The outstanding principal balance on the Equipment Term Loan at December 31, 2010 of $818,000 was capitalized into the new note payable under the Credit and Security Agreement, as amended below and the Equipment Term Loan was terminated.

•
Credit and Security Agreement – the note payable of $11,877,475 under the Credit and Security Agreement originally entered into on October 29, 2007 as subsequently amended. The Company executed a new note payable in the amount of $14,891,086 which represents the capitalization of the $818,000 principal balance outstanding on the Equipment Term Loan, described above,  plus all interest accrued through December 31, 2010 on the $11,877,475 note payable.  The new note payable bears interest at 9.5%, compounded annually, and matures on January 1, 2015.

All other terms of the Revolving Credit Agreement and Security and Credit Agreement remain unchanged.

The Lender is an affiliate of Mykonos 6420 LP (“Mykonos”).  As the sole holder of the Company’s Series C Preferred Stock, Mykonos has the right to elect a majority of the Company’s Board of Directors.  The terms of the loan were approved by a Special Committee of the Board of Directors consisting solely of disinterested directors.

The foregoing description of amendments to the Revolving Credit Agreement and Credit and Security Agreement are not intended to be complete and is qualified in its entirety by reference to the amended Revolving Credit Commitment and Credit and Security Agreement, copies of which will be filed by the Company with its Form 10-K for the year ended December 31, 2010.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See the information set forth under Item 1.01 of this Report, all of which is incorporated by reference into this Item 2.03.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ISECURETRAC CORP.

	By	/s/ Peter A. Michel
Peter A. Michel Chief Executive Officer

January 6, 2011

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